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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

         CPC of America, Inc. has the following subsidiaries:


                                                           Percentage Ownership
                         Name                             Held by CPC of America
                         ----                             ----------------------

       CPCA 2000, Inc., a Nevada corporation                      100.0%
       HeartMed, Inc., a Nevada corporation                       100.0%
       Med Enclosure, LLC, a Nevada limited partnership            80.3%
       Med Close Corp, a Nevada corporation                       100.0%